Exhibit 99.1

Cirrus Logic Reports Q2 FY22 Revenue of $465.9 Million

High-Performance Mixed-Signal Content Gains Drove 34 Percent Year-Over-Year Revenue Growth

AUSTIN, Texas--(BUSINESS WIRE)--November 1, 2021--Cirrus Logic, Inc. (Nasdaq: CRUS) today posted on its website at http://investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the second quarter fiscal year 2022, which ended Sept. 25, 2021, as well as the company’s current business outlook.

“Cirrus Logic reported record revenue and EPS for the September quarter and delivered solid year-over-year operating profit growth,” said John Forsyth, Cirrus Logic president and chief executive officer. “During the quarter we made great progress on the company’s strategy to diversify beyond audio. In our high-performance mixed-signal product line, we brought our new power conversion and control IC to market, increased the attach rate of our camera controllers in smartphones and sampled new fast-charging products to our general market customers. This represents a significant expansion of Cirrus Logic’s technology and product mix, with our high-performance mixed-signal business delivering 30 percent of total revenue in the first half fiscal year 2022, up 117 percent year over year. We continue to be excited about the opportunities these new technologies offer for further growth and diversification in the future.”

Reported Financial Results – Second Quarter FY22

  Revenue of $465.9 million;
  GAAP gross margin of 50.5 percent and non-GAAP gross margin of 51.3 percent;
  GAAP operating expenses of $140.2 million and non-GAAP operating expenses of $114.5 million; and
  GAAP earnings per share of $1.43 and non-GAAP earnings per share of $1.82.

A reconciliation of GAAP to non-GAAP financial information is included in the tables accompanying this press release.

Business Outlook – Third Quarter FY22

  Revenue is expected to range between $490 million and $530 million;
  GAAP gross margin is forecasted to be between 50 percent and 52 percent; and
  Combined GAAP R&D and SG&A expenses are anticipated to range between $141 million and $147 million, including approximately $19 million in stock-based compensation expense, $9 million in amortization of acquired intangibles and $3 million in acquisition-related costs.

Cirrus Logic will host a live Q&A session at 5 p.m. EDT today to answer questions related to its financial results and business outlook. Participants may listen to the conference call on the Cirrus Logic website. Participants who would like to submit a question to be addressed during the call are requested to email investor@cirrus.com. A replay of the webcast can be accessed on the Cirrus Logic website approximately two hours following its completion, or by calling (416) 621-4642, or toll-free at (800) 585-8367 (Access Code: 3476036).

Cirrus Logic, Inc.

Cirrus Logic is a leader in low-power, high-precision mixed-signal processing solutions that create innovative user experiences for the world’s top mobile and consumer applications. With headquarters in Austin, Texas, Cirrus Logic is recognized globally for its award-winning corporate culture. Check us out at www.cirrus.com.

Cirrus Logic, Cirrus and the Cirrus Logic logo are registered trademarks of Cirrus Logic, Inc. All other company or product names noted herein may be trademarks of their respective holders.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, the company has provided non-GAAP financial information, including non-GAAP net income, diluted earnings per share, operating income and profit, operating expenses, gross margin and profit, tax expense, tax expense impact on earnings per share, and effective tax rate. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements including our statements about our opportunities for further growth and diversification in the future, and our estimates for the third quarter fiscal year 2022 revenue, gross margin, combined research and development and selling, general and administrative expense levels, stock compensation expense and amortization of acquired intangibles. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates, and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially and readers should not place undue reliance on such statements. These risks and uncertainties include, but are not limited to, the following: the effects of the global COVID-19 outbreak and the measures taken to limit the spread of COVID-19, including any disruptions to our business that could result from measures to contain the outbreak that may be taken by governmental authorities in the jurisdictions in which we and our supply chain operate; the susceptibility of the markets we address to economic downturns, including as a result of the COVID-19 outbreak and the actions taken to mitigate the spread of COVID-19; the risks of doing business internationally, including increased import/export restrictions and controls (e.g., the effect of the U.S. Bureau of Industry and Security of the U.S. Department of Commerce placing Huawei Technologies Co., Ltd. and certain of its affiliates on the Bureau’s Entity List), imposition of trade protection measures (e.g., tariffs or taxes), security and health risks, possible disruptions in transportation networks, and other economic, social, military and geo-political conditions in the countries in which we, our customers or our suppliers operate; recent increased industry-wide capacity constraints that may impact our ability to meet current customer demand, which could cause an unanticipated decline in our sales and damage our existing customer relationships and our ability to establish new customer relationships; the potential for increased prices due to capacity constraints in our supply chain, which, if we are unable to increase our selling price to our customers, could result in lower revenues and margins that could adversely affect our financial results; the level of orders and shipments during the third quarter of fiscal year 2022, customer cancellations of orders, or the failure to place orders consistent with forecasts, along with the risk factors listed in our Form 10-K for the year ended March 28, 2021 and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Summary financial data follows:

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Six Months Ended

	Sep. 25,	Jun. 26,	Sep. 26,	Sep. 25,	Sep. 26,
	2021	2021	2020	2021	2020
	Q2'22	Q1'22	Q2'21	Q2'22	Q2'21
Audio	$300,775	$217,355	$279,905	$518,130	$486,354
High-Performance Mixed-Signal	165,111	59,898	67,420	225,009	103,544
Net sales	465,886	277,253	347,325	743,139	589,898
Cost of sales	230,442	137,307	167,115	367,749	282,216
Gross profit	235,444	139,946	180,210	375,390	307,682
Gross margin	50.5%	50.5%	51.9%	50.5%	52.2%

Research and development	102,116	85,696	84,810	187,812	163,551
Selling, general and administrative	38,132	35,147	31,247	73,279	60,951
Restructuring costs	-	-	-	-	352
Total operating expenses	140,248	120,843	116,057	261,091	224,854

Income from operations	95,196	19,103	64,153	114,299	82,828

Interest income	35	761	1,378	796	2,954
Other income (expense)	1,859	(242)	784	1,617	895
Income before income taxes	97,090	19,622	66,315	116,712	86,677
Provision for income taxes	11,994	2,413	6,829	14,407	8,982
Net income	$85,096	$17,209	$59,486	$102,305	$77,695

Basic earnings per share:	$1.48	$0.30	$1.02	$1.78	$1.33
Diluted earnings per share:	$1.43	$0.29	$0.99	$1.72	$1.29

Weighted average number of shares:
Basic	57,364	57,582	58,191	57,473	58,252
Diluted	59,451	59,513	60,127	59,485	60,203

Prepared in accordance with Generally Accepted Accounting Principles

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

	Three Months Ended			Six Months Ended

	Sep. 25,	Jun. 26,	Sep. 26,	Sep. 25,	Sep. 26,
	2021	2021	2020	2021	2020
Net Income Reconciliation	Q2'22	Q1'22	Q2'21	Q2'22	Q2'21
GAAP Net Income	$85,096	$17,209	$59,486	$102,305	$77,695
Amortization of acquisition intangibles	7,054	2,998	2,998	10,052	5,996
Stock-based compensation expense	16,551	14,984	15,476	31,535	28,782
Restructuring costs	-	-	-	-	352
Acquisition-related costs	5,834	-	-	5,834	-
Adjustment to income taxes	(6,045)	(2,949)	(2,293)	(8,994)	(5,275)
Non-GAAP Net Income	$108,490	$32,242	$75,667	$140,732	$107,550

Earnings Per Share Reconciliation
GAAP Diluted earnings per share	$1.43	$0.29	$0.99	$1.72	$1.29
Effect of Amortization of acquisition intangibles	0.12	0.05	0.05	0.17	0.10
Effect of Stock-based compensation expense	0.28	0.25	0.26	0.53	0.48
Effect of Restructuring costs	-	-	-	-	0.01
Effect of Acquisition-related costs	0.09	-	-	0.09	-
Effect of Adjustment to income taxes	(0.10)	(0.05)	(0.04)	(0.14)	(0.09)
Non-GAAP Diluted earnings per share	$1.82	$0.54	$1.26	$2.37	$1.79

Operating Income Reconciliation
GAAP Operating Income	$95,196	$19,103	$64,153	$114,299	$82,828
GAAP Operating Profit	20.4%	6.9%	18.5%	15.4%	14.0%
Amortization of acquisition intangibles	7,054	2,998	2,998	10,052	5,996
Stock-based compensation expense - COGS	272	246	197	518	404
Stock-based compensation expense - R&D	10,496	9,612	9,235	20,108	17,888
Stock-based compensation expense - SG&A	5,783	5,126	6,044	10,909	10,490
Restructuring costs	-	-	-	-	352
Acquisition-related costs	5,834	-	-	5,834	-
Non-GAAP Operating Income	$124,635	$37,085	$82,627	$161,720	$117,958
Non-GAAP Operating Profit	26.8%	13.4%	23.8%	21.8%	20.0%

Operating Expense Reconciliation
GAAP Operating Expenses	$140,248	$120,843	$116,057	$261,091	$224,854
Amortization of acquisition intangibles	(7,054)	(2,998)	(2,998)	(10,052)	(5,996)
Stock-based compensation expense - R&D	(10,496)	(9,612)	(9,235)	(20,108)	(17,888)
Stock-based compensation expense - SG&A	(5,783)	(5,126)	(6,044)	(10,909)	(10,490)
Restructuring costs	-	-	-	-	(352)
Acquisition-related costs	(2,373)	-	-	(2,373)	-
Non-GAAP Operating Expenses	$114,542	$103,107	$97,780	$217,649	$190,128

Gross Margin/Profit Reconciliation
GAAP Gross Profit	$235,444	$139,946	$180,210	$375,390	$307,682
GAAP Gross Margin	50.5%	50.5%	51.9%	50.5%	52.2%
Acquisition-related costs	3,461	-	-	3,461	-
Stock-based compensation expense - COGS	272	246	197	518	404
Non-GAAP Gross Profit	$239,177	$140,192	$180,407	$379,369	$308,086
Non-GAAP Gross Margin	51.3%	50.6%	51.9%	51.0%	52.2%

Effective Tax Rate Reconciliation
GAAP Tax Expense	$11,994	$2,413	$6,829	$14,407	$8,982
GAAP Effective Tax Rate	12.4%	12.3%	10.3%	12.3%	10.4%
Adjustments to income taxes	6,045	2,949	2,293	8,994	5,275
Non-GAAP Tax Expense	$18,039	$5,362	$9,122	$23,401	$14,257
Non-GAAP Effective Tax Rate	14.3%	14.3%	10.8%	14.3%	11.7%

Tax Impact to EPS Reconciliation
GAAP Tax Expense	$0.20	$0.04	$0.11	$0.24	$0.15
Adjustments to income taxes	0.10	0.05	0.04	0.14	0.09
Non-GAAP Tax Expense	$0.30	$0.09	$0.15	$0.38	$0.24

CONSOLIDATED CONDENSED BALANCE SHEET
unaudited; in thousands

	Sep. 25,	Mar. 27,	Sep. 26,
	2021	2021	2020
ASSETS
Current assets
Cash and cash equivalents	$386,741	$442,164	$247,536
Marketable securities	8,152	55,697	36,641
Accounts receivable, net	280,967	108,712	181,496
Inventories	188,360	173,263	209,050
Other current assets	84,836	62,683	34,508
Total current Assets	949,056	842,519	709,231

Long-term marketable securities	67,726	312,759	328,255
Right-of-use lease assets	129,298	133,548	137,045
Property and equipment, net	159,480	154,942	153,640
Intangibles, net	174,852	22,031	27,898
Goodwill	437,783	287,518	287,673
Deferred tax asset	10,073	9,977	7,899
Long-term prepaid wafers	195,000	-	-
Other assets	102,892	67,320	48,223
Total assets	$2,226,160	$1,830,614	$1,699,864

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$386,699	$102,744	$99,105
Accrued salaries and benefits	54,919	54,849	41,707
Lease liability	14,359	14,573	13,994
Other accrued liabilities	44,404	41,444	23,237
Total current liabilities	500,381	213,610	178,043

Non-current lease liability	122,815	127,883	128,570
Non-current income taxes	79,727	64,020	66,503
Long-term acquisition-related liabilities	33,329	-	-
Other long-term liabilities	21,818	36,096	9,917

Stockholders' equity:
Capital stock	1,533,557	1,498,819	1,466,978
Accumulated deficit	(65,672)	(112,689)	(155,260)
Accumulated other comprehensive income	205	2,875	5,113
Total stockholders' equity	1,468,090	1,389,005	1,316,831
Total liabilities and stockholders' equity	$2,226,160	$1,830,614	$1,699,864

Prepared in accordance with Generally Accepted Accounting Principles

Contacts

Investor Contact:
Thurman K. Case
Chief Financial Officer
Cirrus Logic, Inc.
(512) 851-4125
Investor@cirrus.com